Exhibit 99

AZTAR

News Release

FOR IMMEDIATE RELEASE

AZTAR REPORTS FOURTH-QUARTER 2005 RESULTS

            PHOENIX, Arizona-February 15, 2006--Aztar Corporation (NYSE: AZR) today reported financial results for its 2005 fourth quarter, which ended on December 31, 2005 and included 93 days; the fiscal 2004 fourth quarter, which ended on December 30, 2004, had 91 days and no New Year's Eve, which is a highly profitable day. Consolidated EBITDA was $48.6 million for the fourth quarter of 2005; in the 2004 fourth quarter, EBITDA was $25.6 million. Diluted earnings per share in the 2005 fourth quarter were 29 cents, compared with five cents in the 2004 fourth quarter.
            The company's year-over-year EBITDA growth in the fourth quarter resulted primarily from continuing momentum generated by the major expansion of Tropicana Atlantic City that opened in late 2004.  During the fourth quarter, the Tropicana substantially outpaced all of its Atlantic City competitors in growth in slot revenue (31%) and total casino revenue (24%).
            "All of our properties posted solid results during the fourth quarter, but we are particularly pleased by the performance of Tropicana Atlantic City," said Robert M. Haddock, Aztar Chairman of the Board, President and Chief Executive Officer. "The continuing operating improvement at the Tropicana is manifest in its year-long growth in slot revenue, which has accelerated each and every quarter during the 2005 calendar year.  With a 21% increase in slot revenue in January, Tropicana Atlantic City is off to a good start in 2006."
Tropicana Atlantic City Expansion
            The Tropicana Atlantic City expansion, which opened in late November 2004, includes a new 502-room hotel tower; The Quarter at Tropicana, which is a 200,000-square-foot dining, entertainment and retail complex; a 2,400-space parking garage and 20,000 square feet of meeting and conference space.

Aztar Fourth-Quarter 2005 Earnings Release
February 15, 2006       Page 2

Other Income
            Other income of $1.8 million for the fourth quarter of 2005 versus $3.6 million in the fourth quarter of 2004 consists of insurance recoveries for the rebuilding of the damaged portion of the Tropicana Atlantic City expansion after the construction accident that occurred on October 30, 2003, net of direct costs to obtain the recoveries and in the 2004 quarter, net of costs to dismantle and repair the damaged structure.
Capital Expenditures
            In the fourth quarter of 2005, purchases of property and equipment totaled $18 million, all on routine expenditures.
Full-Year Results
            For 2005, the company reported EBITDA of $212.0 million, compared with $165.4 million in 2004. Diluted earnings per share in 2005 were $1.49. Diluted earnings per share were 76 cents in 2004, which is after 19 cents associated with a loss on early retirement of debt and 31 cents associated with an adverse court ruling regarding income taxes in Indiana and which included 15 cents of construction accident insurance recoveries net of expenses and preopening costs.
Fiscal Calendar Change
            The company changed its fiscal year to the calendar year, effective December 31, 2005. The company previously used a 52/53 week fiscal year ending on the Thursday nearest December 31. The information in this release for the 2005 year reflects the Company's results of operations for a 366-day period beginning December 31, 2004 and includes the two-day transition period of December 30 and 31, 2005.
Conference Call
            Our fourth-quarter 2005 earnings conference call will be broadcast live on the Internet beginning at 4:30 p.m. Eastern Time on Wednesday, February 15, 2006. Individuals may access the live audio webcast through our website at www.aztar.com. The call also will be available on replay through that website for one year following the call.

Aztar Fourth-Quarter 2005 Earnings Release
February 15, 2006       Page 3

Selected Results ($ in millions, except ADR, which is Average Daily Rate)

	Fourth Quarter				Fiscal Year
	2005	2004			2005	2004
	(unaudited)				(unaudited)

Tropicana Atlantic City
Revenue	$118.1		$90.0		$490.1	$384.6
EBITDA	$25.4		$7.9		$118.7	$81.8
Depreciation and amortization	$11.8		$9.1		$44.5	$33.4
Operating income	$13.6	$	(1.2)		$74.2	$48.4

EBITDA margin	21.5%		8.8%		24.2%	21.3%
Operating income margin	11.5%		( 1.3%	)	15.1%	12.6%

Occupancy	87.7%		76.7%		89.4%	88.2%
ADR	$102.37		$83.44		$99.28	$86.52

Tropicana Las Vegas
Revenue	$39.7		$38.8		$163.8	$162.0
EBITDA	$8.7		$8.0		$39.0	$36.2
Depreciation and amortization	$1.5		$1.4		$5.9	$5.9
Operating income	$7.2		$6.6		$33.1	$30.3

EBITDA margin	21.9%		20.6%		23.8%	22.3%
Operating income margin	18.1%		17.0%		20.2%	18.7%

Occupancy	89.3%		94.3%		96.2%	98.2%
ADR	$83.72		$81.35		$87.68	$81.30

Ramada Express Laughlin
Revenue	$24.7		$22.7		$97.1	$91.0
EBITDA	$7.1		$5.6		$27.3	$23.0
Depreciation and amortization	$1.9		$1.7		$6.9	$6.3
Operating income	$5.2		$3.9		$20.4	$16.7

EBITDA margin	28.7%		24.7%		28.1%	25.3%
Operating income margin	21.1%		17.2%		21.0%	18.4%

Occupancy	64.9%		66.4%		71.2%	70.2%
ADR	$31.81		$28.40		$33.92	$31.70

Aztar Fourth-Quarter 2005 Earnings Release
February 15, 2006       Page 4
Casino Aztar Evansville
Revenue		$33.6		$30.3		$136.6		$129.2
EBITDA		$9.7		$7.7		$41.3		$37.4
Depreciation and amortization		$1.7		$2.0		$7.1		$6.6
Operating income		$8.0		$5.7		$34.2		$30.8

EBITDA margin		28.9%		25.4%		30.2%		28.9%
Operating income margin		23.8%		18.8%		25.0%		23.8%

Occupancy		89.5%		81.3%		90.0%		87.1%
ADR		$62.68		$62.48		$63.39		$61.60

Casino Aztar Caruthersville
Revenue		$6.7		$5.9		$27.8		$23.2
EBITDA		$1.6		$1.1		$6.5		$4.5
Depreciation and amortization		$0.8		$0.8		$3.1		$2.9
Operating income		$0.8		$0.3		$3.4		$1.6

EBITDA margin		23.9%		18.6%		23.4%		19.4%
Operating income margin		11.9%		5.1%		12.2%		6.9%

Corporate
EBITDA	$	(3.9)	$	(4.7)	$	(20.8)	$	(17.5)
Depreciation and amortization		$0.0		$0.0		$0.0		$0.0
Operating income	$	(3.9)	$	(4.7)	$	(20.8)	$	(17.5)

Consolidated
Revenue		$222.8		$187.7		$915.4		$790.0
EBITDA		$48.6		$25.6		$212.0		$165.4
Depreciation and amortization		$17.7		$15.0		$67.5		$55.1
Operating income		$30.9		$10.6		$144.5		$110.3
Net income		$11.2		$2.3		$56.0		$28.5

EBITDA margin		21.8%		13.6%		23.2%		20.9%
Operating income margin		13.9%		5.6%		15.8%		14.0%
Net income margin		5.0%		1.2%		6.1%		3.6%

Margins
Margins are calculated as a percentage of revenue.

Aztar Fourth-Quarter 2005 Earnings Release
February 15, 2006       Page 5

EBITDA Explanation and Reconciliation
EBITDA is net income before income taxes, loss on early retirement of debt, interest expense, interest income, other income, and depreciation and amortization. EBITDA should not be construed as a substitute for either operating income or net income as they are determined in accordance with generally accepted accounting principles (GAAP). Management uses EBITDA as a measure to compare operating results among our properties and between accounting periods. We manage cash and finance our operations at the corporate level. We manage the allocation of capital among properties at the corporate level. We also file a consolidated income tax return. Management accordingly believes EBITDA is useful as a measure of operating results at the property level because it reflects the results of operating decisions at that level separated from the effects of tax and financing decisions that are managed at the corporate level. We also use EBITDA as the primary operating performance measure in our bonus programs for executive officers. Management also believes that EBITDA is a commonly used measure of operating performance in the gaming industry and is an important basis for the valuation of gaming companies. Our calculation of EBITDA may not be comparable to similarly titled measures reported by other companies and, therefore, any such differences must be considered when comparing performance among different companies. While management believes EBITDA provides a useful perspective for some purposes, EBITDA has material limitations as an analytical tool. For example, among other things, although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and EBITDA does not reflect the requirements for such replacements. Other income, interest expense, net of interest income, loss on early retirement of debt, and income taxes are also not reflected in EBITDA. Therefore, management does not consider EBITDA in isolation, and it should not be considered as a substitute for measures determined in accordance with GAAP. A reconciliation of EBITDA with operating income and net income as determined in accordance with GAAP is shown below (in millions).

Aztar Fourth-Quarter 2005 Earnings Release
February 15, 2006       Page 6
	Fourth Quarter		Fiscal Year
	2005	2004	2005	2004
	(unaudited)		(unaudited)
EBITDA
Tropicana Atlantic City	$25.4	$7.9	$118.7	$81.8
Tropicana Las Vegas	8.7	8.0	39.0	36.2
Ramada Express Laughlin	7.1	5.6	27.3	23.0
Casino Aztar Evansville	9.7	7.7	41.3	37.4
Casino Aztar Caruthersville	1.6	1.1	6.5	4.5
Property EBITDA	52.5	30.3	232.8	182.9
Corporate	(3.9)	(4.7)	(20.8)	(17.5)
Depreciation and amortization	(17.7)	(15.0)	(67.5)	(55.1)
Operating income	30.9	10.6	144.5	110.3
Other income	1.8	3.6	6.0	3.9
Interest income	0.4	0.2	1.4	0.8
Interest expense	(14.0)	(10.7)	(56.3)	(37.0)
Loss on early retirement of debt	--	--	--	(10.3)
Income taxes	(7.9)	(1.4)	(39.6)	(39.2)
Net income	$11.2	$2.3	$56.0	$28.5

Aztar is a publicly traded company that operates Tropicana Casino and Resort in Atlantic City, New Jersey, Tropicana Resort and Casino in Las Vegas, Nevada, Ramada Express Hotel and Casino in Laughlin, Nevada, Casino Aztar in Caruthersville, Missouri, and Casino Aztar in Evansville, Indiana.

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The disclosures herein include statements that are 'forward looking' within the meaning of federal securities law. These forward-looking statements generally can be identified by phrases such as the company "believes," "expects," "anticipates," "foresees," "forecasts," "estimates," "targets," or other words or phrases of similar import. Similarly, statements herein that describe the company's business strategy, outlook, objectives, plans, intentions or goals are also forward-looking statements. Such forward-looking information involves important risks and uncertainties that could significantly affect results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statements made by or on behalf of the company. These risks and uncertainties include, but are not limited to, those relating to war and terrorist activities and other factors affecting discretionary consumer spending, economic conditions, the impact of prospective new competition in Pennsylvania, uncertainties related to the extent and timing of our recoveries from our insurance carriers for our various losses suffered in connection with the accident on October 30, 2003, the

Aztar Fourth-Quarter 2005 Earnings Release
February 15, 2006       Page 7

extent to which we realize revenue and EBITDA increases as a result of the Tropicana Atlantic City expansion, our ability to execute our development plans, estimates of development costs and returns on development capital, weather, litigation outcomes, judicial actions, labor negotiations, legislative matters and referenda including the potential legalization of gaming in Maryland and New York and VLTs at the Meadowlands in New Jersey, and taxation including potential tax increases in Indiana, Missouri, Nevada and New Jersey. For more information, review the company's filings with the Securities and Exchange Commission, including the company's annual report on Form 10-K for December 30, 2004 and certain registration statements of the company.
For additional information, please contact Joe Cole, Vice President, Corporate Communications, at 602-381-4111.

Aztar Corporation and Subsidiaries
Consolidated Statements of Operations (unaudited)
For the periods ended December 31, 2005 and December 30, 2004
(in thousands, except per share data)
	Fourth Quarter		Fiscal Year
	2005	2004	2005	2004
Revenues (a)
Casino	$171,312	$145,218	$700,221	$609,345
Rooms	23,828	19,498	104,051	85,713
Food and beverage	14,948	13,089	60,009	55,208
Other	12,743	9,854	51,161	39,727
	222,831	187,659	915,442	789,993

Costs and expenses (a)
Casino	69,423	63,074	278,322	255,118
Rooms	11,263	10,530	47,495	42,602
Food and beverage	14,541	13,248	57,222	54,037
Other	7,812	7,295	32,087	29,945
Marketing	22,563	21,053	93,637	76,321
General and administrative	22,983	23,544	94,099	85,478
Utilities	6,261	5,251	26,323	20,216
Repairs and maintenance	7,178	6,845	27,580	26,180
Provision for doubtful accounts	344	119	1,687	967
Property taxes and insurance	8,718	8,265	33,707	30,316
Rent	1,884	2,243	7,856	8,711
Construction accident related	1,624	533	4,276	3,956
Construction accident insurance recoveries	(345)	(1,717)	(871)	(12,217)
Depreciation and amortization	17,669	14,999	67,517	55,128
Preopening costs	--	1,770	--	2,893
	191,918	177,052	770,937	679,651

Operating income	30,913	10,607	144,505	110,342

Other income	1,840	3,592	6,001	3,907
Interest income	389	229	1,390	807
Interest expense	(14,042)	(10,720)	(56,366)	(37,012)
Loss on early retirement of debt	--	--	--	(10,372)

Income before income taxes	19,100	3,708	95,530	67,672

Income taxes	(7,887)	(1,441)	(39,570)	(39,197)

Net income	$11,213	$2,267	$55,960	$28,475
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Net income per common share	$.30	$.06	$1.55	$.79

Net income per common share assuming dilution	$.29	$.05	$1.49	$.76

Weighted-average common shares applicable to:
Net income per common share	35,748	34,693	35,332	34,547
Net income per common share assuming dilution	37,271	36,390	37,111	36,558

____________________________________________
(a)

The Company makes cash promotional offers to certain of its customers, including cash rebates as part of loyalty programs generally based on an individual's level of gaming play. In the first quarter of 2005, the Company concluded that it was appropriate to classify these costs as a reduction in casino revenue. Previously, these costs were classified primarily as a casino expense. Accordingly, the Company has revised the classification of these costs as a reduction in casino revenue for the fourth quarter and year ended December 31, 2005 in its Consolidated Statement of Operations. The Company has also made corresponding adjustments to its Consolidated Statement of Operations for the fourth quarter and year ended December 30, 2004 to classify $5,079 and $26,234, respectively of these costs, previously classified as an expense as a reduction in casino revenue. This revision in classification had no effect on operating income or net income in the Consolidated Statements of Operations for any period.

Aztar Corporation and Subsidiaries
Consolidated Balance Sheet Summaries (unaudited)
 (in thousands)
	December 31, 2005	December 30, 2004
Assets
Cash and cash equivalents	$88,199	$52,908
Other current assets	62,678	77,646
Total current assets	150,877	130,554
Investments	25,215	23,602
Property and equipment	1,243,010	1,239,146
Intangible assets	33,722	34,380
Other assets	102,510	83,958
	$1,555,334	$1,511,640
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Liabilities and Shareholders' Equity
Current portion of long-term debt	$1,293	$1,292
Other current liabilities	128,790	143,087
Total current liabilities	130,083	144,379
Long-term debt	721,676	731,253
Other long-term liabilities	62,425	64,803
Series B convertible preferred stock	4,620	4,914
Shareholders' equity	636,530	566,291
	$1,555,334	$1,511,640
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